EXHIBIT 5.6

                           [KUTAK ROCK LLP LETTERHEAD]




                                 April 30, 2002

Entertainment Properties Trust
30 W. Pershing Road, Suite 201
Kansas City, Missouri 64108

     Re: Registration Statement on Form S-3 for common shares of beneficial interest, preferred shares of beneficial interest, warrants and debt securities (collectively, the "Securities") in the maximum aggregate offering amount of $125,000,000

Ladies and Gentlemen:

     We have served as counsel to Entertainment Properties Trust, a Maryland real estate investment trust ("EPR") in connection with the registration of the Securities covered by the above-referenced Registration Statement (together with all amendments thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), including the prospectus contained in the Registration Statement (the "Prospectus") and any Prospectus Supplement filed under Rule 424(b) of the Securities and Exchange Commission ("SEC") or by amendment to the Registration Statement (each, a "Prospectus Supplement").

     In connection with our representation of EPR, and as a basis for the opinions contained herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively referred to as the "Documents"):

(i) The Registration Statement in the form in which it was filed with the SEC under the Securities Act;

(ii) The Amended and Restated Declaration of Trust of EPR ("Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the "DAT");

(iii) The Bylaws of EPR;

(iv) Resolutions of the Board of Trustees approving the sale, issuance and registration of the Securities;

(v) A certificate of the DAT as to the good standing of EPR; and

(vi) Such other documents and matters as we deemed necessary or appropriate to express the opinions in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing our opinions, we have assumed the following:

(a) Each individual executing the Registration Statement, whether on behalf of himself or any other person, is legally competent to do so.

(b) All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed and relied upon by us are accurate and complete. All statements and


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information  contained in the Documents are accurate and complete.  There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties or otherwise.

(c) The number of common shares and preferred shares to be offered and sold under the Registration Statement, together with the number of common shares and preferred shares issuable upon exercise or conversion of the Securities and the number of common shares issued and outstanding on the effective date of the Registration Statement, will not exceed the number of common shares and preferred shares, respectively, authorized in the Declaration of Trust.

(d) None of the Securities, and none of the common shares or preferred shares issuable upon exercise or conversion of any Securities, will be issued in violation of the provisions of the Declaration of Trust imposing restrictions on the ownership and transfer of shares of beneficial interest in EPR

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. EPR is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland.

2. Upon: (a) establishment by the Board of Trustees of the terms, conditions and provisions of any warrants or debt securities, (b) due authorization by the Board of Trustees of such warrants or debt securities for issuance at a minimum price or value of consideration to be established by the Board of Trustees; and
(c) reservation and due authorization of the common shares or preferred shares issuable upon exercise of the warrants or conversion of the debt securities or warrants, as applicable, in accordance with the procedures described in paragraphs 3 and 4 below at a minimum price or value of consideration to be established by the Board of Trustees, all necessary real estate investment trust action on the part of EPR will have been taken to authorize such debt securities or warrants.

3. Upon: (a) designation by the Board of Trustees of one or more series of preferred shares to distinguish each such series from any other outstanding series of preferred shares; (b) establishment by the Board of Trustees of the number of preferred shares to be included in that series; (c) establishment by the Board of Trustees of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of that series of preferred shares; (d) filing with the DAT of an amendment to the Declaration of Trust containing a description of that series of preferred shares, including preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as established by the Board of Trustees and a statement that such series of preferred shares has been classified by the Board of Trustees under the authority contained in the Declaration of Trust, and the acceptance for record by the DAT of such amendment; (e) due authorization by the Board of Trustees of a designated number of shares of that series of preferred shares for issuance at a minimum price or value of consideration to be established by the Board of Trustees, and (f) reservation and due authorization by the Board of Trustees of any shares of any other series of preferred shares or common shares issuable upon conversion of such series of preferred shares in accordance with the procedures described in paragraphs 3 and 4, respectively, all necessary real estate investment trust action on the part of EPR will have been taken to authorize the issuance and sale of the shares of such series of preferred shares and when such shares of such series of preferred shares are issued and delivered against payment of the consideration therefor as established by the Board of Trustees, such shares of such series of preferred shares will be validly issued, fully paid and nonassessable.

4. Upon due authorization by the Board of Trustees of a designated number of common shares for issuance at a minimum price or value of consideration to be established by the Board of Trustees, all necessary real estate investment trust action on the part of EPR will have been taken to authorize the issuance and sale of such common shares, and when such common shares are issued and delivered against payment of the consideration therefor established by the Board of
Trustees, such common shares will be validly issued, fully paid and non-assessable.


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We consent to the reference to our firm under the caption "Legal Opinion" in the
Registration Statement and to the attachment of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        KUTAK ROCK, LLP

                                        /s/  Kutak Rock LLP
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